Exhibit 32.1

Written Statement
Pursuant To
18 U.S.C. Section 1350

The undersigned, Sheila Lirio Marcelo, President and Chief Executive Officer and Director, and Michael Echenberg, Executive Vice President and Chief Financial Officer, of Care.com, Inc. (the "Company"), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that;

(a)
the Quarterly Report on Form 10-Q for the period ended September 30, 2017 of the Company (the "Periodic Report") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 2, 2017	/s/ SHEILA LIRIO MARCELO
Sheila Lirio Marcelo
President and Chief Executive Officer and Director

Dated: November 2, 2017	/s/ MICHAEL ECHENBERG
Michael Echenberg
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Care.com, Inc. and will be retained by Care.com, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.